Exhibit 10.2

EXECUTION VERSION

MYERS INDUSTRIES, INC.

SECOND AMENDMENT

Dated as of March 8, 2017

to the

NOTE PURCHASE AGREEMENT

Dated as of OCTOBER 22, 2013

Re: $40,000,000 4.67% SENIOR NOTES, SERIES A, DUE JANUARY 15, 2021

      $11,000,000 5.25% SENIOR NOTES, SERIES B, DUE JANUARY 15, 2024

      $29,000,000 5.30% SENIOR NOTES, SERIES C, DUE JANUARY 15, 2024

AND

      $20,000,000 5.45% SENIOR NOTES, SERIES D, DUE JANUARY 15, 2026

Myers Industries, Inc.

SECOND AMENDMENT TO THE NOTE PURCHASE AGREEMENT

THIS SECOND AMENDMENT dated as of March 8, 2017 (the or this “Second Amendment”) to the Note Purchase Agreement dated as of October 22, 2013 is between MYERS INDUSTRIES, INC., an Ohio corporation (the “Company”), the Subsidiary Guarantors party hereto and each of the institutions which is a signatory to this Second Amendment (collectively, the “Noteholders”).

RECITALS:

A.    The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of October 22, 2013 as amended by the First Amendment thereto dated as of July 21, 2015 (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, the Company has heretofore issued (i) $40,000,000 of the Company’s 4.67% Senior Notes, Series A, due January 15, 2021 (the “Series A Notes”), (ii) $11,000,000 of the Company’s 5.25% Senior Notes, Series B, due January 15, 2024 (the “Series B Notes”), (iii) $29,000,000 of the Company’s 5.30% Senior Notes, Series C, due January 15, 2024 (the “Series C Notes’) and (iv) $20,000,000 of the Company’s 5.45% Senior Notes, Series D, due January 15, 2026 (the “Series D Notes”; together with the Series A Notes, the Series B Notes and the Series C Notes, the “Notes”). The Noteholders are the holders of 100% of the outstanding principal amount of the Notes as required by Section 17.1 of the Note Purchase Agreement.

B.    The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

C.    Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

D.    All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. AMENDMENTS.

Section 1.1.    Section 8.6 is hereby amended by replacing in its entirety the definition of “Remaining Scheduled Payments” with the following definition:

““Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon (excluding the additional interest equal to .75% per annum payable pursuant to Section 10.6(b)(iii) during an

Elevated Leverage Period, if any, or pursuant to Section 10.6(d) during an Elevated Special Leverage Period, if any) that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.”

Section 1.2.    Section 8.9 of the Note Purchase Agreement shall be and is hereby amended by replacing the words “Section 10.7(2)” with the words “Section 10.7”.

Section 1.3.    Section 10.6 of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

“Section 10.6.    Financial Covenants.

(a)    The Company will not permit the Interest Coverage Ratio to be less than 3.0 to 1.0 determined as of the end of the most recently ended fiscal quarter.

(b)    The Company will not permit the Leverage Ratio to exceed:

(i) 3.75 to 1.00 as of the end of the most recently ended fiscal quarter which ends on or prior to June 30, 2017;

(ii) 3.50 to 1.00 as of the end of the most recently ended fiscal quarter which ends on or prior to September 30, 2017; and

(iii) 3.25 to 1.00 as of the end of the most recently ended fiscal quarter which ends on or after to December 31, 2017; provided, that in the event that a Material Acquisition occurs after December 31, 2017, and, as a result of such Material Acquisition, the Leverage Ratio as of the end of the fiscal period in which such Material Acquisition occurred (and for not more than the three fiscal period ending consecutively thereafter) exceeded 3.25 to 1.00 but not 3.75 to 1.00 (such period during which the Leverage Ratio is greater than 3.25 to 1.00 but not greater than 3.75 to 1.00 being referred to as an “Elevated Leverage Period”), the Company shall not be in violation of this Section 10.6(b)(iii) if all of the following conditions are satisfied:

(A)    the Elevated Leverage Period shall not extend beyond the four consecutive fiscal quarters ending dates following the Material Acquisition;

(B)    there shall not be more than two Elevated Leverage Periods during the term of the Notes;

(C)    there shall have been a period of at least four consecutive fiscal quarter ending dates following the end of each Elevated Leverage Period with respect to which the Leverage Ratio shall have been less than 3.25 to 1.00; and

(D)    in addition to and not in substitution of any and all other interest which may be then accruing on the Notes, the Notes shall bear an additional amount of interest equal to .75% per annum from the first day after the initial quarter end date for which the Leverage Ratio exceeded 3.25 to 1.00 to and including the next quarter end date for which the Leverage Ratio is less than 3.25 to 1.00 provided that such additional interest shall not be due for any Elevated Leverage Ratio occurring prior to December 31, 2017.

(c)    The Company will not permit (i) the incurrence of any Priority Debt on or prior to December 31, 2017 and (ii) Priority Debt to exceed 20% of Consolidated Net Worth at any time after December 31, 2017.

(d)    The Company will not permit the Special Leverage Ratio to exceed 3.25 to 1.00 as of the end of the most recently ended fiscal quarter which ends on or prior to December 31, 2017; provided that the Company shall not be in violation of this Section 10.6(d) if, in addition to and not in substitution of any and all other interest which may be then accruing on the Notes, the Notes shall bear an additional amount of interest equal to .75% per annum from the first day after the initial quarter end date for which the Special Leverage Ratio exceeded 3.25 to 1.00 to and including the next quarter end date for which the Special Leverage Ratio is less than 3.25 to 1.00 (such period during which the Special Leverage Ratio is greater than 3.25 to 1.00 being referred to as an “Elevated Special Leverage Period”).”

Section 1.4.    Section 10.7 of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

“Section 10.7.    Sales of Assets. (a) The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined in clause (b) below) of the assets of the Company and its Subsidiaries (including without limitation the sale or transfer of assets in a sale and leaseback transaction or a securitization transaction or a sale of equity interest in any Subsidiary); provided, however, that the Company or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Subsidiaries if such assets are sold in an arms-length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing. However, there shall be excluded from any determination of a substantial part of the assets of the Company and its Subsidiaries any such sale, lease or other disposition to the extent that the Net Proceeds received from such sale, lease or other disposition have been used within 18 months (starting 9 months prior to such sale and ending 9 months after such sale) of such sale, lease or disposition, to prepay or retire Senior Debt of the Company and/or its

Subsidiaries, provided that (i) the Company shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at par, together with accrued interest thereon to the date of such prepayment, but without the payment of the Make-Whole Amount. Prepayment of Notes pursuant to this Section 10.7 shall be made in accordance with Section 8.4 and Section 8.9.

(b) As used in this Section 10.7, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries during the period of 12 consecutive months ending with the month prior to the month in which such sale, lease or other disposition occurs, (a) represents more than 20% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, (b) is responsible for more than 20% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (a) above, (c) represents more than 20% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as of the Effective Date or (d) is responsible for more than 20% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (c) above provided that there shall be excluded from any determination of a “substantial part” any (i) sale or disposition of assets in the ordinary course of business of the Company and its Subsidiaries, (ii) any transfer of assets from the Company to any Wholly-Owned Subsidiary or from any Subsidiary to the Company or a Wholly-Owned Subsidiary, and (iii) any sale or other disposition of Receivables in a Permitted Securitization Transaction in an amount not to exceed the greater of (a) $50,000,000 or (b) 10% of Consolidated Total Assets excluding intangible assets.”

Section 1.5.    The Note Purchase Agreement is hereby amended by adding the following as a new Section 10.8 to the Note Purchase Agreement:

“Section 10.8.     Restricted Payments. The Company will not, nor will it permit any Subsidiary to, declare or pay any Restricted Payment (other than dividends payable in its own Capital Stock which is common stock), except that (a) any Subsidiary may declare and pay dividends or make distributions to the Company or to a Wholly-Owned Subsidiary and (b) the Company may declare or pay such other Restricted Payments, provided in all cases that (i) no Default or Event of Default exists or would be caused thereby and (ii) if the Leverage Ratio before and after giving effect to such Restricted Payment (on a pro forma basis acceptable to the Required Holders) is greater than 3.25:1.0, then the aggregate amount of Restricted Payments permitted under this clause (b) in any consecutive twelve month period shall not exceed $17,000,000.”

Section 1.6.    Schedule A to the Note Purchase Agreement is hereby amended by replacing the following definitions in their entirety with the following definitions

““EBITDA” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in conformity with GAAP, plus to the extent deducted in determining such net income, (a) income taxes, (b) Interest Expense, (c) non-recurring, non-cash charges and non-cash restructuring and impairment charges, (d) non-cash stock based compensation, (e) cash restructuring and impairment charges, provided that the amount added back under this clause (e) in determining EBITDA shall not exceed (x) $10,000,000 in the aggregate for any period of four consecutive fiscal quarters ending on or before December 31, 2017 or (y) $6,000,000 in the aggregate for any period of four consecutive fiscal quarters ending after December 31, 2017, (f) depreciation and amortization expense, (g) all extraordinary losses, (h) all transaction fees and expenses in connection with the restatement of the Material Credit Facility occurring on or about the Effective Date and the amendment to this Agreement occurring on or about the Effective Date and (i) losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with GAAP, minus to the extent included in determining such net income, each of the following, without duplication: (i) the income of any Person (other than a Wholly-Owned Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint interest or a partnership interest or other ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (ii) the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person’s assets are acquired by the Company or any of its Subsidiaries, (iii) gains from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with GAAP, (iv) non-recurring, non-cash gains and non-cash restructuring and impairment gains, (v) all extraordinary gains, and (vi) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary. For the purposes of calculating EBITDA pursuant to any determination of the Leverage Ratio, such calculation shall be made on a pro forma basis (i) after giving effect to any acquisition or any disposition made during the calculation period and (ii) assuming that such acquisition or disposition occurred on the first day of the calculation period.

“Interest Expense” means, with respect to any period, the aggregate of all interest expense reported by the Company and its Subsidiaries in accordance with GAAP during such period. As used in this definition, the term “interest” shall include, without limitation, all interest, fees and costs payable with respect to the obligations under this Agreement (other than fees and costs which may be capitalized as transaction costs in accordance with GAAP), any discount in respect of sales of accounts receivable and/or related contract rights and the interest portion of Capital Lease payments during such period, all as determined in accordance with GAAP.”

Section 1.7.    Schedule A to the Note Purchase Agreement is hereby amended by adding the following definitions in alphabetical order:

““Effective Date” means March 8, 2017.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or any option, warrant or other right to acquire any such Capital Stock.

“Special EBITDA” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in conformity with GAAP, plus to the extent deducted in determining such net income, without duplication (a) income taxes, (b) Interest Expense, (c) non-recurring, non-cash charges and non-cash restructuring and impairment charges, (d) non-cash stock based compensation, (e) cash restructuring and impairment charges, provided that the amount added back under this clause (e) in determining EBITDA shall not exceed $6,000,000 in the aggregate for any period of four consecutive fiscal quarters, (f) depreciation and amortization expense, (g) all extraordinary losses, (h) all transaction fees and expenses in connection with the restatement of the Material Credit Facility occurring on or about the Effective Date and the amendment to this Agreement occurring on or about the Effective Date and (i) losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with GAAP, minus to the extent included in determining such net income, each of the following, without duplication: (i) the income of any Person (other than a Wholly-Owned Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint interest or a partnership interest or other ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (ii) the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person’s assets are acquired by the Company or any of its Subsidiaries, (iii) gains from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with GAAP, (iv) non-recurring, non-cash gains and non-cash restructuring and impairment gains, (v) all extraordinary gains, and (vi) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary. For the purposes of calculating EBITDA pursuant to any determination of the Special Leverage Ratio, such calculation shall be made on a pro forma basis (i) after giving effect to any acquisition or any disposition made during the calculation period and (ii) assuming that such acquisition or disposition occurred on the first day of the calculation period.

“Special Leverage Ratio” means, as of any date, the ratio of (a) Total Debt at such date to (b) Special EBITDA, as calculated for the four most recently ended consecutive fiscal quarters of the Company.”

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Section 2.1.    To induce the Noteholders to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Company represents and warrants to the Noteholders that:

(a)    this Second Amendment has been duly authorized, executed and delivered by it and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)    the Note Purchase Agreement, as amended by this Second Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c)    the execution, delivery and performance by the Company of this Second Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or the Company’s certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon the Company or (3) any provision of any material indenture, agreement or other instrument to which the Company is a party or by which its properties or assets are or may be bound, including, without limitation, the Material Credit Facility, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

(d)    neither the Company nor any of its Affiliates, in connection with amending the terms of the change of control provisions in any agreement evidencing indebtedness or security of the Company or any Affiliate, has paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, in favor of or for the benefit of any holders of such indebtedness or security of the Company or any Affiliate;

(e)    all Subsidiary Guarantors and all Pledgors have agreed to this Second Amendment and are parties hereto;

(f)    after giving effect to this Second Amendment, no lender or holder of securities of the Company has rights in connection with a change of control that are more favorable to such lender or holder than the rights of the holders of the Notes; and

(g)    as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS SECOND AMENDMENT.

Section 3.1.    This Second Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a)    executed counterparts of this Second Amendment, duly executed by the Company and the holders of 100% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

(c)    the Noteholders shall have received a copy of the Fifth Amended and Restated Loan Agreement dated as of March 8, 2017, between the Company, the foreign subsidiary borrowers party thereto, the lenders party thereto and JP Morgan Chase Bank, N.A., which is in a form and substance satisfactory to the Noteholders;

(d)    the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof;

(e)    the Noteholders shall have received an amendment fee in an amount equal to .05% times the aggregate outstanding principal amount of the Notes held by such Noteholders; and

(e)    the fees and expenses of Chapman and Cutler, LLP, counsel to the Noteholders, shall have been paid by the Company, in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment.

Upon receipt of all of the foregoing, this Second Amendment shall become effective.

SECTION 4. MISCELLANEOUS.

Section 4.1.    This Second Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 4.2.    Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Purchase Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

Section 4.3.    The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 4.4.    This Second Amendment shall be governed by and construed in accordance with the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit or require the application of the laws of a jurisdiction other than such State.

[Rest of page left intentionally blank.]

Myers Industries, Inc.

Section 4.5.    The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. The undersigned also confirms and ratifies all obligations it has under all Financing Agreements.

MYERS INDUSTRIES, INC.

By	/s/ R. David Banyard
	Its	President & CEO

Myers Industries, Inc.

This Agreement is hereby accepted and agreed to as of the date hereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:		/s/ David Quackenbush
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY
PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY

By:		PGIM, Inc. (as Investment Manager)

	By:	/s/ David Quackenbush
Vice President

PAR U HARTFORD LIFE & ANNUITY COMFORT TRUST

By:		Prudential Arizona Reinsurance Universal Company, as Grantor

By:		PGIM, Inc. (as Investment Manager)

By:		/s/ David Quackenbush
Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY
BCBSM, INC. DBA BLUE CROSS AND BLUE SHIELD OF MINNESOTA
ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ David Quackenbush
Vice President

Myers Industries, Inc.

This Agreement is hereby accepted and agreed to as of the date thereof.

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	CIGNA Investments, Inc. (authorized agent)

	By	/s/ Elisabeth V. Piker
Name: Elisabeth V. Piker
Title: Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	CIGNA Investments, Inc. (authorized agent)

	By	/s/ Elisabeth V. Piker
Name: Elisabeth V. Piker
Title: Managing Director

CIGNA HEALTH AND LIFE INSURANCE COMPANY

By:	CIGNA Investments, Inc. (authorized agent)

	By	/s/ Elisabeth V. Piker
Name: Elisabeth V. Piker
Title: Managing Director

Myers Industries, Inc.

This Agreement is hereby accepted and agreed to as of the date thereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By	/s/ Brian Keating
Name: Brian Keating
Title: Managing Director

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By	/s/ Brian Keating
Name: Brian Keating
Title: Managing Director

Myers Industries, Inc.

This Agreement is hereby accepted and agreed to as of the date thereof.

AMERICAN FAMILY LIFE INSURANCE COMPANY

By:	/s/ David L. Voge
Name: David L. Voge
Title: Fixed Income Portfolio Manager

Myers Industries, Inc.

Each of the undersigned approve and agree to the foregoing and confirm and ratify all obligations under all Financing Agreements to which it is a party as of the date first written above:

BUCKHORN INC.

By:	/s/ R. David Banyard
Name: R. David Banyard
Title: President

AMERI-KART CORP.

By:	/s/ R. David Banyard
Name: R. David Banyard
Title: President & Chairman

PATCH RUBBER COMPANY

By:	/s/ R. David Banyard
Name: R. David Banyard
Title: Chairman

MYERS TIRE SUPPLY DISTRIBUTION, INC.

By:	/s/ R. David Banyard
Name: R. David Banyard
Title: Chairman

Myers Industries, Inc.

Each of the undersigned approve and agree to the foregoing and confirm and ratify all obligations under all Financing Agreements to which it is a party as of the date first written above:

SCEPTER US HOLDING COMPANY

By:	/s/ R. David Banyard
Name: R. David Banyard
Title: President

AMERI-KART (MI) CORP.

By:	/s/ R. David Banyard
Name: R. David Banyard
Title: President & Chairman

JAMCO PRODUCTS, INC.

By:	/s/ R. David Banyard
Name: R. David Banyard
Title: President

SCEPTER MANUFACTURING, LLC

By:	/s/ R. David Banyard
Name: R. David Banyard
Title: President